UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[   ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

Miller/Howard Funds Trust
__________________________________________________________
(Name of Registrant As Specified In Its Charter)

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[   ]  Fee paid previously with preliminary materials.

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Miller/Howard Drill Bit to Burner Tip® Fund

Miller/Howard Funds Trust
10 Dixon Avenue
Woodstock, NY 12498
____________________________
INFORMATION STATEMENT

GENERAL

This Information Statement is being furnished to shareholders of the Miller/Howard Drill Bit to Burner Tip® Fund (the “Fund”), a series of Miller/Howard Funds Trust (the “Trust”), in connection with action taken by written consent of shareholders in lieu of a meeting of the shareholders (the “Written Consent”).  This information statement is being furnished by the Fund for informational purposes only.

The Trust is organized as a Delaware statutory trust and is not required to hold annual meetings of shareholders. Article II, Section 2.11 of the Trust's Bylaws permit any action to be taken by shareholders to be taken without a meeting if a majority (or such greater amount as may be required by law) of the total combined votes of all Shares entitled to vote on the matter consent to the action in writing.  Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

The Board of Trustees (the “Board”) fixed the close of business on June 15, 2016 as the record date for determination of shareholders entitled to receive this Information Statement (the “Record Date”).  As of the Record Date, the number of shares outstanding for the Fund was 256,842.884 shares, of which 6,855.039 were Class I Shares and 249,987.845 were Adviser Share Class Shares.

Shareholders are being provided this information in connection with a proposal set forth below to modify a fundamental investment restriction of the Fund. MHI Funds, LLC (“MHI”) the investment adviser to the Fund, believes that this modification will enhance the Fund’s ability to pursue its investment strategies. This Information Statement is being distributed to shareholders of record on or about June 27, 2016.  The Written Consent of more than 50% the outstanding voting securities of the Fund approving the modification of the fundamental investment restriction was executed and submitted to the Trust on June 24, 2016. No action is required on your part.

This Information Statement should be kept for future reference. The Fund has not been in existence for a full fiscal year and there have been no annual or semi-annual reports for the Fund. The Fund’s annual or semi-annual reports, once available, will be mailed to Fund shareholders. If you would like to receive additional copies of this Information Statement or the shareholder reports, once available, free of charge, please contact the Trust by writing to Miller/Howard Funds Trust, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by telephone at 844-MHFUNDS (844-643-8637). The Fund’s annual and semi-annual reports, once available, will also be available free of charge on the Fund’s website at www.mhifunds.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
THIS INFORMATION STATEMENT:
This Information Statement is available at www.mhifunds.com.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MODIFICATION OF FUNDAMENTAL INVESTMENT RESTRICTION
OF THE FUND WITH RESPECT TO INDUSTRY CONCENTRATION

The Fund has adopted a fundamental investment restriction that the Fund will not concentrate its investments in the securities of companies operating in any one industry, which is set forth in the Fund’s current registration statement, and which may be changed only with shareholder approval. The Fund’s current fundamental investment restriction with respect to industry concentration states:

The Fund may not:

Invest 25% or more of its total assets in the securities of companies in any one industry provided that: (i) this limitation does not apply to obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities; and (ii) tax-exempt securities issued by municipalities and their agencies and authorities are not deemed to be industries.

MHI believes that clarification of the Fund’s fundamental investment restriction with respect to industry concentration is important to the Fund’s ability to pursue its investment strategies. MHI considers production of “crude petroleum” and “natural gas” to constitute separate industries.  Accordingly, MHI believes that clarifying the fundamental investment restriction to specify that “crude petroleum” and “natural gas” are separate industries is in the best interests of the Fund and Fund shareholders and will provide the Fund the needed flexibility to choose optimal investments without limiting the Fund’s investments in crude petroleum and natural gas, in aggregate, to 25% of the Fund’s total assets.  Accordingly, the Fund, is seeking to clarify this restriction by changing it to read as follows:

The Fund may not:

Invest 25% or more of its total assets in the securities of companies in any one industry provided that: (i) this limitation does not apply to obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities; and (ii) tax-exempt securities issued by municipalities and their agencies and authorities are not deemed to be industries.  For the purpose of this restriction, the Fund considers “crude petroleum” and “natural gas” to be separate industries.

At a Meeting of the Board of Trustees of the Trust held on June 14, 2016, the Board, including all of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) (the “Independent Trustees”), unanimously approved the clarification of the Fund’s fundamental investment restriction as noted above. The Board further recommended that shareholders of the Fund approve this proposal.

Shareholders of the Fund holding a majority of the Fund’s outstanding securities approved this proposal by written consent on June 24, 2016. As a result, the Fund’s investments in “crude petroleum” securities and in “natural gas” securities will not be combined for the purpose of industry concentration.  Accordingly, the Fund may face greater exposure to the risks of those industries than if MHI were limited to investing 25% of the Fund’s total assets in aggregate in “crude petroleum” and “natural gas.”

The clarifying change in the wording of the fundamental investment restriction with respect to industry concentration became effective June 27, 2016. The Fund’s Prospectus and Statement of Additional Information will be revised, as appropriate, to reflect the change.

ADDITIONAL INFORMATION

Shareholder Proposals

The Trust is not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

Cost of the Information Statement

The Fund will bear the expenses incurred with drafting, printing, mailing and filing this Information Statement.

Delivery of Shareholder Documents
Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. are being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions in writing at Miller/Howard Funds Trust, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by telephone at 844-MHFUNDS (844-643-8637).

Record of Beneficial Ownership
The tables below set forth the names, addresses and percentage ownership of those shareholders known by the Trust to own beneficially 5% or more of the outstanding Class I or Adviser Class shares as of the Record Date:

Class I

Name and Address	Shares Beneficially Owned	% of Ownership
Lowell G. Miller PO Box 549 Woodstock, NY 12498-0549	110,864.745	44.35%
Helen Hamada Revocable Living Trust 26 Nyari Drive Woodstock, NY 12498-2326	54,347.826	21.74%
John E. Leslie III P.O. Box 549 Woodstock, NY 12498-0549	22,008.479	8.80%
Keith D Thompson & Patricia E Thompson JTWROS 6 Taisley CT Medford, NJ 08055-3207	13,852.528	5.54%

Adviser Class

Name and Address	Shares Beneficially Owned	% of Ownership
John E. Leslie III P.O. Box 549 Woodstock, NY 12498-0549	2,799.790	40.84%
MHI Funds, LLC 10 Dixon Avenue Woodstock, NY 12498-1412	1,000.000	14.59%

As of the Record Date, Lowell G. Miller and John E. Leslie III owned 43.16% and 9.66%, respectively, of the Fund’s outstanding shares as of the record date.   No other Trustees or officers of the Trust owned shares of the Fund as of the Record Date.  As a group, the Trustees and officers of the Trust owned 52.82% of the Fund’s outstanding shares as of the Record Date.

Service Providers

Investment Advisor
MHI Funds, LLC serves as investment advisor to the Fund. MHI is located at 10 Dixon Avenue, Woodstock, NY 12498.  MHI is a Delaware limited liability company and is a wholly-owned subsidiary of Miller/Howard Investments, Inc. (“Miller/Howard”).  Lowell G. Miller, a portfolio manager of the Fund, the chairman of the Board and MHI’s Chief Investment Officer, is a control person of MHI through his ownership interest in Miller/Howard.  MHI has been an SEC-registered investment advisory firm since 2015.  MHI provides investment advisory services to one additional series of the Trust.

Distributor
Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101 is the Trust's principal underwriter and acts as the Trust's distributor in connection with the offering of Fund shares.

Fund Administrator
U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

Custodian
U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.